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                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               AGERE SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE
          (State or other jurisdiction                           22-3746606
       of incorporation or organization)            (I.R.S. Employer Identification No.)

                               555 UNION BOULEVARD
                          ALLENTOWN, PENNSYLVANIA 18109
                    (Address of Principal Executive Offices)


              AGERE SYSTEMS INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
               AGERE SYSTEMS INC. 2001 LONG TERM INCENTIVE PROGRAM AGERE SYSTEMS INC. NON-EMPLOYEE DIRECTOR STOCK PLAN
                                 (Name of Plan)



                                 JEAN F. RANKIN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               AGERE SYSTEMS INC.
                               555 UNION BOULEVARD
                          ALLENTOWN, PENNSYLVANIA 18109
                                 (610) 712-4323
 (Name, address and telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM
           TITLE OF               AMOUNT     PROPOSED MAXIMUM      AGGREGATE        AMOUNT OF
          SECURITIES              TO BE     OFFERING PRICE PER     OFFERING       REGISTRATION
       TO BE REGISTERED         REGISTERED       SHARE              PRICE              FEE
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
Class A Common Stock and
related Preferred Stock         79,701,625     $6.00(2)         $478,209,750      $119,552
Purchase Rights (1)

Class A Common Stock and
related Preferred Stock        187,298,375     $4.56(3)         $854,080,590      $213,520
Purchase Rights (1)

Total.........................  267,000,000                                       $333,072

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

(1) No separate consideration will be received for the Rights, which initially will trade together with the Class A Common Stock.

(2) Represents the exercise price of stock options outstanding under the plans.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Class A Common Stock of Agere Systems Inc. on the New York Stock Exchange on April 4, 2001.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents have been filed by Agere Systems Inc. (the "Company" or "Agere") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 1-16397):

        (1)    Prospectus dated March 27, 2001, filed on March 28, 2001.

        (2) The description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed on March 16, 2001.

               All documents filed subsequent to the date hereof by Agere with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Agere pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Agere's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

               Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.



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ITEM 4.  DESCRIPTION OF SECURITIES

               Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

               Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity


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as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the General Corporation Law of the State of Delaware. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

               The General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

               -- any breach of the director's duty of loyalty to the corporation or its stockholders;

               -- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               -- payments of unlawful dividends or unlawful stock repurchases or redemptions; or

               -- any transaction from which the director derived an improper personal benefit.

               Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the General


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Corporation Law of the State of Delaware as amended from time to time, for liability:

               -- for any breach of the director's duty of loyalty to us or our stockholders;

               -- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               -- under Section 174 of the General Corporation Law of the State of Delaware, which concerns unlawful payments of dividends, stock purchases or redemptions; or

               -- for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

               The Separation and Distribution Agreement by and between us and Lucent dated as of February 1, 2001, provides for indemnification by us of Lucent and its directors, officers and employees for some liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.  EXHIBITS

               See Exhibit Index.

ITEM 9.  UNDERTAKINGS

               (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this


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        registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the


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1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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                                       SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Allentown, Pennsylvania, on the 5th day of April, 2001.


                              AGERE SYSTEMS INC.

                              By: /s/ Mark T. Greenquist
                                 Name:  Mark T. Greenquist
                                 Title: Executive Vice President
                                        and Chief Financial Officer


               Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on the date indicated.

Principal Executive Officer:                    #####
                                                    #
John T. Dickson         President and Chief         #
                          Executive Officer         #
                                                    #
Principal Financial Officer and                     #
Principal Accounting Officer:                       #
                                                    #
Mark T. Greenquist     Executive Vice President     #
                         and Chief Financial        #
                               Officer              #
                                                    #
                                                    ## By:/s/Mark T. Greenquist
                                                    #
                                                    #       (Mark T. Greenquist
                                                    #         attorney-in-fact)
Directors:                                          #
                                                    #
        William R. Carapezzi, Jr.                   #
        Kevin G. DaSilva                            #
        John T. Dickson                             #
        Rajiv L. Gupta                              #   Date: April 5, 2001
        Martina Hund-Mejean                         #
        Pamela O. Kimmet                            #
        Edward D. McKeever                          #
        Rae F. Sedel                                #
        Harold A. Wagner                            #
        Mark R. White                               #
        John A. Young                           #####


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Exhibit
Number         Description

4.1     Certificate of Incorporation.

4.2 Rights Agreement between the registrant and The Bank of New York, as rights agent, dated as of March 26, 2001.

5.1 Opinion of Jean F. Rankin, Senior Vice President, General Counsel and Secretary of the registrant, as to the legality of the securities to be issued.

23.1    Consent of Independent Accountants.

23.2 Consent of Jean F. Rankin is contained in the opinion of counsel filed as Exhibit 5.1.

24 Powers of Attorney executed by officers and directors who signed this registration statement.